EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection with the Quarterly Report of SPX Technologies, Inc. on Form 10-Q for the period ended September 26, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1)the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of SPX Technologies, Inc.

Date: October 29, 2026

/s/ EUGENE J. LOWE, III	/s/ MARK A. CARANO
Eugene J. Lowe, III President and Chief Executive Officer	Mark A. Carano Vice President, Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to SPX Technologies, Inc. and will be retained by SPX Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.